                                                                    Exhibit 3.5


                         MASADA SECURITY HOLDINGS, INC.
                            PLAN OF RECAPITALIZATION

1.       SUMMARY

         Masada Security Holdings, Inc. (the "Company") is a corporation organized and existing under the laws of the State of Delaware. The Company has obtained equity financing through a series of three private placements of equity securities, principally to venture capital investors. As a result of these equity financings, the Company's authorized capital structure consists of three classes of common stock and three classes of preferred stock.

         The Company intends to raise additional equity financing through a public offering of equity securities of the Company that will be registered with the United States Securities and Exchange Commission and pursuant to the securities laws of applicable states. To facilitate the anticipated public offering, the Board of Directors believes that it is in the best interests of the Company and its stockholders (i) to simplify the Company's capital structure by effecting the redemption and/or conversion of all existing shares of preferred stock and creating a single class of common stock, (ii) to eliminate certain existing stockholder rights that are not typically held by stockholders of a corporation whose securities are publicly traded, (iii) to adopt certain anti-takeover devices, and (iv) to elect directors to a
classified Board of Directors.   The Board of Directors of the Company has
therefore adopted this Plan of Recapitalization.

2.       DEFINITIONS

         Capitalized terms used in the Plan shall have the meanings assigned to them in this Section 2. Singular terms shall include the plural as well as the singular, and vice versa. Use of the masculine gender shall include the feminine as well. The terms "herein," "hereof" and "hereunder," and other words of similar import, refer to the Plan as a whole and not to any particular Section or other subdivision.

         "Board" means the Board of Directors of the Company.

         "Certificate Amendment" means the Certificate of Amendment to the Certificate of Incorporation of the Company in the form attached hereto as Exhibit A.

         "Commission" means the United States Securities and Exchange
Commission.

         "Company" means Masada Security Holdings, Inc., a Delaware corporation.

         "Custody Letter" means the Letter of Transmittal and Custody Agreement to the Stock Transfer Agent in the form attached hereto as Exhibit B.

         "DGCL" means the Delaware General Corporation Law (Title 8), as amended.

         "Effective Date" means the date upon which the Fourth Restated Certificate is filed with the Delaware Secretary of State pursuant to Section 4(c) of the Plan.

         "Existing Common Stock" means the Existing A Common Stock, Existing B Common Stock and Existing C Common Stock.

         "Existing A Common Stock" means the 333,500 shares of Class A common stock of the Company authorized to be issued by the Third Restated Certificate, all of which are presently issued and outstanding.

         "Existing B Common Stock" means the 1,078,572 shares of Class B common stock of the Company authorized to be issued by the Third Restated Certificate, 570,240 of which are presently issued and outstanding.

         "Existing C Common Stock" means the 546,875 shares of Class C common stock of the Company which will be authorized to be issued upon the filing of the Certificate Amendment, none of which are presently issued and outstanding; 486,111 shares of Class C common stock of the Company are presently authorized to be issued by the Third Restated Certificate.

         "Existing Preferred Stock" means the Existing A Preferred Stock, Existing B Preferred Stock and the Existing C Preferred Stock.

         "Existing A Preferred Stock" means the 75,700 shares of Class A preferred stock of the Company authorized to be issued by the Third Restated Certificate, all of which are presently issued and outstanding.

         "Existing B Preferred Stock" means the 358,332 shares of Class B convertible preferred stock of the Company authorized to be issued by the Third Restated Certificate, all of which are presently issued and outstanding.

         "Existing C Preferred Stock" means the 486,111 shares of Class C convertible preferred stock of the Company authorized to be issued by the Third Restated Certificate, all of which are presently issued and outstanding.

         "Existing Convertible Preferred Stock" means the Existing B Preferred Stock and the Existing C Preferred Stock.

         "Fourth Restated Certificate" means the Fourth Restated Certificate of Incorporation of the Company in the form attached hereto as Exhibit C.

         "Managing Underwriters" means Robertson Stephens & Company LLC and Lehman Brothers Inc., who are the managing underwriter and co-managing underwriter, respectively, of the Public Offering.

         "New ByLaws" means the ByLaws in the form attached hereto as Exhibit
D.

         "New Common Stock" means the new, single class of common stock of the Company to be authorized upon the filing of the Fourth Restated Certificate with the Delaware Secretary of State.

         "Plan" means this Plan of Recapitalization, as it may hereafter be amended.

         "Public Offering" means the proposed public offering of New Common Stock by the Company pursuant to the Registration Statement.

         "Purchase Agreement" means the Second Amended and Restated Securities Purchase Agreement dated as of May 31, 1995 among the Company and all of its stockholders.

         "Purchase Agreement Amendment" means the Third Amended and Restated Securities Purchase Agreement among the Company and its stockholders in the form attached hereto as Exhibit E.

         "Registration Statement" means the Registration Statement on Form S-1 to be filed by the Company with the Commission for the Public Offering.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Stock Transfer Agent" means SunTrust Bank, Atlanta, which has been selected by the Company to serve as the stock transfer agent for the New Common Stock.

         "Stockholders" means, at any particular time prior to the Effective Date, the holders of the Existing Common Stock and/or Existing Preferred Stock.

         "Third Restated Certificate" means the Third Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State on July 10, 1996 as it may be amended hereafter and prior to the Effective Date.

         "1994 Stock Plan" means the Stock Option/Purchase Plan of Masada Security Holdings, Inc. adopted and approved in 1994, as amended.

         "1996 Stock Plan" means the 1996 Stock Option Plan of Masada Security Holdings, Inc. adopted and approved in 1996, as amended.

3.       CONDITIONS TO IMPLEMENTATION OF THE PLAN

         The Plan will not be effective and will not be implemented until each of the following conditions has been satisfied:

                 (a) Unanimous Approval by the Stockholders. The Stockholders must unanimously vote for and approve the Plan in accordance with the DGCL, either by written consent or at a special meeting of the Stockholders. As a condition to approving the Plan, the Stockholders must also vote for and approve the Fourth Restated Certificate.

                 (b) Increase in Authorized Shares. The Certificate Amendment, which increases the number of authorized shares of Existing C Common Stock from 486,111 to 546,875, must be approved by the Stockholders in accordance with the DGCL, either by written consent or at a special meeting of the Stockholders, and the Certificate Amendment must be executed on behalf of the Company and filed with the Delaware Secretary of State.

                 (c) Execution of Purchase Agreement Amendment. The Company and each of the Stockholders must execute and deliver the Purchase Agreement Amendment.

                 (d) Delivery of Certificates and Custody Letter. Each of the Stockholders must deliver to the Company all certificates for shares of Existing Preferred Stock or Existing Common Stock owned by such Stockholder, duly endorsed in blank, and must execute and deliver to the Company the Custody Letter. The Company will deliver the stock certificates and Custody Letters to the Stock Transfer Agent, who will hold them in trust in accordance with the Custody Letter terms.

                 (e) Receipt of Favorable No-Action Letter from Commission. The Company must receive a no-action letter from the Commission to the effect that for purposes of computing the Rule 144(d) holding period for shares of New Common Stock to be issued pursuant to the Plan, each share of the New Common Stock shall be deemed to have been acquired on the same date as the underlying issued and outstanding shares of Existing Common Stock or Existing Convertible Preferred Stock, as the case may be, were acquired.

                 (f) Registration Statement Declared Effective. The Registration Statement must be declared effective by the Commission.

                 (g) Closing of Public Offering. The Managing Underwriters and the Company shall have executed and delivered the underwriting agreement for the Public Offering, and the Managing Underwriters shall have notified the Company that the Managing Underwriters are prepared to close the Public Offering.

4.       IMPLEMENTATION OF THE PLAN

         Subject to satisfaction of the conditions set forth in Section 3, the Plan will be implemented as follows:

                 (a) Redemption of Existing A Preferred Stock. Following satisfaction of all conditions set forth in Section 3 and so long as the Plan of Recapitalization has not terminated, all 75,700 issued and outstanding shares of Existing A Preferred Stock shall be automatically redeemed at the redemption price provided for in Article 4(b) of the Third Restated Certificate and thereafter canceled. The Company shall have no obligation to comply with any redemption procedures set forth in Article 4(b) of the Third Restated Certificate, including, without limitation, the written notice requirement set forth in Article 4(b)(iv).

                 (b) Conversion of Existing Convertible Preferred Stock. Following satisfaction of all conditions set forth in Section 3 and so long as the Plan of Recapitalization has not terminated, each issued and outstanding share of Existing B Preferred Stock shall be automatically converted into 1.0 share of Existing B Common Stock, and each issued and outstanding share of Existing C Preferred Stock shall be automatically converted into 1.125 shares of Existing C Common Stock and cash in lieu of fractional shares of Existing C Common Stock at $32 per share. The Company shall have no obligation to comply with any conversion procedures set forth in Article 4(c) of the Third Restated Certificate.

                 (c) Filing of Fourth Restated Certificate. Following the redemption of the Existing A Preferred Stock in accordance with Section 4(a) and the conversion of the Existing Convertible Preferred Stock in accordance with Section 4(b), the Company shall execute and file the Fourth Restated Certificate with the Delaware Secretary of State.

                 (d) Exchange of Existing Common Stock for New Common Stock. As of the Effective Date, each issued and outstanding share of Existing Common Stock, including the shares of Existing B Common Stock and Existing C Common Stock issued upon the conversion of the Existing Convertible Preferred Stock in accordance with Section 4(b), shall be automatically exchanged for 3.0 shares of New Common Stock.

                 (e) Cancellation of Shares of Existing Common Stock and Existing Preferred Stock not Outstanding. As of the Effective Date, all shares of Existing Common Stock and Existing Preferred Stock not outstanding shall be automatically canceled.

                 (f) Approval of New ByLaws. As of the Effective Date, the New ByLaws are adopted as the official bylaws of the Company.

                 (g) Classes of Directors. Effective upon the filing of the Fourth Restated Certificate there will be approximately 5,426,826 shares of New Common Stock issued and outstanding as a result of the automatic exchange of the Existing Common Stock in accordance with Section 4(d) hereof. Effective upon filing of the Fourth Restated Certificate, the following persons are hereby unanimously elected by the holders of all such 5,426,826 shares of New Common Stock as Class I, Class II or Class III directors of the Company, as set forth below, in accordance with Article 6(b) of the Fourth Restated Certificate, in lieu of the 1996 annual meeting of stockholders of the Company:

         Class I (term expiring in 1997):          Steven C. Halstedt, John M. Kark, William A. Johnston
         Class II (term expiring in 1998):         George J. Still, Jr., I. Robert Greene, O. Gene Gabbard
         Class III (term expiring in 1999):        Terry W. Johnson, Daryl E. Harms, Bertil D. Nordin

                 (h) Stock Plans and Stock Options. As of the Effective Date, the stock subject to the 1994 Stock Plan shall be 300,000 shares of New Common Stock instead of 100,000 shares of Existing B Common Stock, and the stock subject to the 1996 Stock Plan shall be 150,000 shares of New Common Stock instead of 50,000 shares of Existing B Common Stock. As of the Effective Date, each stock option agreement entered into by the Company pursuant to the 1994 Stock Plan or the 1996 Stock Plan shall effectively be amended such that
(i) the shares underlying the options shall be shares of New Common Stock instead of shares of Existing B Common Stock, (ii) the number of New Common Stock shares underlying the options shall be the number of shares originally covered by the options multiplied by three, and (iii) the exercise price for the options shall be the original exercise price divided by three.

5.       MISCELLANEOUS

                 (a) Termination of the Plan. At any time prior to the Effective Date, the Board may, in its sole discretion, elect to terminate the Plan. If all conditions set forth in Section 3 are not satisfied on or before February 28, 1997, or if the Board should sooner determine, for any reason, not to proceed with the Plan, this Plan will terminate. No person shall have any rights or claims against the Company, the Board or any officers, employees or representatives of the Company or any subsidiaries of the Company in the event the Plan is terminated.

                 (b) Amendment to the Plan. The Plan may not be amended by the Board without the unanimous approval of the Stockholders in accordance with the DGCL, either by written consent or at a special meeting of the Stockholders.

                 (c) Right to Rely upon Documents Deemed Genuine. The Company, the Board, and the directors, officers and employees of the Company or its subsidiaries shall have the right to rely upon documents and records deemed in good faith to be genuine, authorized or properly executed and shall incur no liability or obligation for acting in reliance thereon.

                 (d) Governing Law. The Plan, and the rights and obligations of all parties under the Plan, will be governed by and construed in accordance with the internal laws of the State of Delaware.

         Dated as of September 27, 1996.

                                           MASADA SECURITY HOLDINGS, INC.


                                           By:
                                              --------------------------------
                                              Terry W. Johnson, President

                                                                       Exhibit A

                 CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF
                INCORPORATION OF MASADA SECURITY HOLDINGS, INC.

         Masada Security Holdings, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law,

DOES HEREBY CERTIFY:

         That Masada Security Holdings, Inc. was originally incorporated under the name Masada Security, Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on January 28, 1993;

         That the Board of Directors of Masada Security Holdings, Inc., by unanimous written consent, duly adopted resolutions which would further amend the provisions of the Certificate of Incorporation of the corporation, declaring that adoption of said amendment to be advisable and in the best interest of said corporation, and declaring that said amendment be considered by the stockholders of said corporation at a meeting of stockholders of said corporation called for that purpose;

         That the stockholders of Masada Security Holdings, Inc., by unanimous written consent, adopted and approved said amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law;

         That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law;

         That the capital of Masada Security Holdings, Inc. shall not be reduced under or by reason of said amendment;

         That Article 4(a) of the Certificate of Incorporation of Masada Security Holdings, Inc., as amended, is hereby further amended to read in its entirety as follows:

                 (a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 2,879,090 shares, consisting of 1,958,947 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 920,143 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").
         The Common Stock herein authorized shall be divided into three classes as follows: 333,500 shares of Class A Common Stock; 1,078,572 shares of Class B Common Stock; and 546,875 shares of Class C Common Stock. The Preferred Stock herein authorized shall be divided into three classes as follows: 75,700 shares of Class A Preferred Stock; 358,332 shares of Class B Convertible Preferred Stock; and 486,111 shares of Class C Convertible Preferred Stock (the Class B Convertible Preferred Stock and the Class C Convertible Preferred Stock are hereinafter collectively referred to as the "Convertible Preferred Stock").

         IN WITNESS WHEREOF, Masada Security Holdings, Inc. has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its _____________ President and attested to by its ________ Secretary on this the _____ day of ______________________________, 1996.


                                                  -----------------------------

                                                  ---------------President

Attest:


------------------------------

---------------Secretary

                                                                       Exhibit B

                  LETTER OF TRANSMITTAL AND CUSTODY AGREEMENT
    FOR THE DEPOSIT INTO CUSTODY OF CERTIFICATE(S) REPRESENTING SHARES OF CLASS A COMMON STOCK, CLASS B COMMON STOCK, CLASS A REDEEMABLE PREFERRED STOCK, CLASS B CONVERTIBLE PREFERRED STOCK AND/OR CLASS C CONVERTIBLE PREFERRED
                                    STOCK

                                      OF

                         MASADA SECURITY HOLDINGS, INC.
  IN CONNECTION WITH THE REDEMPTION OF THE CLASS A REDEEMABLE PREFERRED STOCK,
      THE CONVERSION OF CLASS B CONVERTIBLE PREFERRED STOCK AND CLASS C
               CONVERTIBLE PREFERRED STOCK INTO CLASS B COMMON
            STOCK AND CLASS C COMMON STOCK, RESPECTIVELY, AND THE
    EXCHANGE OF THE THEN OUTSTANDING CLASS A COMMON STOCK, CLASS B COMMON
                       STOCK, AND CLASS C COMMON STOCK
                     INTO A SINGLE CLASS OF COMMON STOCK


SunTrust Bank, Atlanta
Stock Transfer Department
58 Edgewood Avenue, Room 225A
Atlanta, GA 30303


====================================================================================================================
                                             DESCRIPTION OF SHARES DEPOSITED
--------------------------------------------------------------------------------------------------------------------
               NAME AND ADDRESS
            OF REGISTERED HOLDER(S)                                CERTIFICATE(S) DEPOSITED
--------------------------------------------------------------------------------------------------------------------
                                                                                                    NUMBER OF
                                                                                                     SHARES
                                                    TITLE OF                                       REPRESENTED
                                                     SHARES                   CERTIFICATE              BY
                                                   REPRESENTED                 NUMBER(S)          CERTIFICATE(S)
--------------------------------------------------------------------------------------------------------------------
                                             -----------------------------------------------------------------------

                                             -----------------------------------------------------------------------

                                             -----------------------------------------------------------------------

                                             -----------------------------------------------------------------------

                                             -----------------------------------------------------------------------

====================================================================================================================

Ladies and Gentlemen:

         Pursuant to the Plan of Recapitalization of Masada Security Holdings, Inc. ("MSH") dated September 27, 1996 ("Plan of Recapitalization") and unanimously approved by MSH's Board of Directors and stockholders, the undersigned hereby elects, if applicable, to convert each share of the undersigned's Class B Convertible Preferred Stock into 1.0 share of Class B Common Stock and to convert each share of the undersigned's Class C Convertible Preferred Stock into 1.125 shares of Class C Common Stock and cash in lieu of fractional shares of Class C Common Stock at $32 per share (the "Conversion Election"). There are delivered to you herewith, as described in the above table, certificates representing all of the undersigned's shares, as applicable, of MSH Class A Common Stock, Class B Common Stock, Class A
Preferred Stock, Class B Convertible Preferred Stock and/or Class C Convertible Preferred Stock (hereinafter collectively referred to as the "Shares"), each to be held in custody by you until the date on which all of the conditions to implementation of the Plan of Recapitalization, as set forth in Section 3 of the Plan of Recapitalization, have been satisfied so long as the Plan of Recapitalization has not terminated ("Implementation Date"). In the event the undersigned does not currently have possession of such stock certificates, the undersigned will immediately deliver such certificates to you at such time as the undersigned obtains possession of such certificates. Each of the Shares so delivered is accompanied by a duly executed assignment form, duly endorsed for transfer and is in negotiable form bearing the signature of the undersigned guaranteed by any commercial bank or trust company. The stock certificates are to be held by you as Custodian for the account of the undersigned and are to be disposed of by you in accordance with this Letter of Transmittal and Custody Agreement (the "Custody Letter").

         The undersigned agrees to deliver to you such additional documentation as MSH or you or respective counsel may request to effectuate or confirm compliance with any of the provisions hereof, all of the foregoing to be in form and substance satisfactory in all respects to MSH, you or respective counsel. The undersigned understands that the method of delivery of the certificates representing the Shares, the Custody Letter and any other required documents is at the undersigned's option and risk.

         You are hereby authorized and directed, as MSH's transfer agent, to hold theShares deposited by the undersigned with you hereunder in your custody until the Implementation Date, at which time you shall take all necessary action, including endorsements of certificates and entries on MSH's books, (i) to retire the Class A Preferred Stock on the books of MSH against payment for such Class A Preferred Stock into your account and to give receipt for such payment, (ii) on the business day following your receipt of such payment into your account, to transmit to the undersigned, in the manner requested by the undersigned at the end of this Custody Letter, the amount received by you as payment for the undersinged's Class A Preferred Stock, and (iii) pursuant to the undersigned's Conversion Election, (a) to convert each share of the undersigned's Class B Convertible Preferred Stock into 1.0 share of Class B Common Stock and to retire the undersigned's Class B Convertible Preferred Stock, (b) to convert each share of the undersigned's Class C Convertible Preferred Stock into 1.125 shares of Class C Common Stock and retire the Class C Convertible Preferred Stock, and (c) to disburse to the undersigned a check for the cash in lieu of fractional shares of Class C Common Stock in accordance with the Plan of Recapitalization, if applicable (the "Preferred Stock Conversion"). After the Preferred Stock Conversion and upon the effective date of the Plan of Recapitalization as defined in Section 2 thereof ("Effective Date"), you shall (i) take all necessary action, including endorsements of certificates and entries on MSH's books, in accordance with the power-of-attorney granted below, to exchange all outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock deposited hereunder with you in your custody into shares of a new class of common stock ("New Common Stock"), $.01 par value per share, registered in the name of the undersigned in such amount as provided by the Plan of Recapitalization, and
(ii) promptly deliver a new certificate representing the undersigned's shares of New Common Stock to the undersigned. The undersigned understands that the certificate(s) representing the New Common Stock will contain a legend which states as follows:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH NOR APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR BY THE SECURITIES REGULATORY AUTHORITY IN ANY STATE AND SUCH REGISTRATION IS NOT CONTEMPLATED. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO MASADA SECURITY HOLDINGS, INC. THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         To effect the transactions contemplated by the Plan of Recapitalization, the undersigned hereby constitutes and appoints you, SunTrust Bank, Atlanta, as his, her or its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and endorse any and all stock certificates necessary to exchange into New Common Stock all shares of Class B Common Stock and Class C Common Stock issued to the undersigned by MSH pursuant to the conversion of the Class B Convertible Preferred Stock and Class C Convertible Preferred Stock.

         You shall be entitled to act and rely upon any statement, request, notice or instructions respecting this Custody Letter, given to you on behalf of the undersigned, as if the same shall have been made or given to you by the undersigned; provided, however, that you shall not be entitled to act on any statement or notice to you with respect to the Implementation Date or the Effective Date of the Plan of Recapitalization or with respect to the non-effectiveness or termination of the Plan of Recapitalization, or advising you that the Plan of Recapitalization has not been effected, unless such statement or notice shall have been confirmed in writing to you by MSH or the undersigned.

         It is understood that you assume no responsibility or liability to any person other than to hold the certificate(s) deposited into custody with you hereunder until the Effective Date of the Plan of Recapitalization and to perform the tasks described in this Custody Letter, and the undersigned agrees to indemnify and hold you harmless with respect to anything done by you in good faith in accordance with the foregoing instructions.

         The undersigned represents and warrants that:

         (i) the undersigned is the true and lawful owner of the Shares, and has full capacity, power and authority to exchange the Shares, free and clear of all liens, restrictions and encumbrances of any kind whatsoever, and the Shares will not be subject to any adverse claim;

         (ii) the execution and delivery of this Custody Letter and the enclosures herewith by or on behalf of the undersigned will not require any consent, authorization or other order of any court or regulatory body, administrative agency or other governmental body (except as such may be required under the Securities Act of 1993, the state securities laws or Blue Sky laws) and will not conflict with or constitute breach of any of the terms or provisions of, or default under, any organizational documents of the undersigned, if not an individual, or any agreement, indenture or instrument to which the undersigned is a party or by which the undersigned or property of the undersigned is bound, or violate or conflict with any laws, administrative regulations, ruling or court decree applicable to the undersigned or property of the undersigned; and

         (iii) this Custody Letter signed by the undersigned, which appoints you as attorney-in-fact for the undersigned, has been duly authorized, executed and delivered by or on behalf of the undersigned and is a valid and binding instrument of the undersigned enforceable in accordance with its terms, and, pursuant to this Custody Letter, the undersigned has authorized you to execute and delivery on the undersigned's behalf any documents necessary or desirable to effect the transactions contemplated by this Custody Letter.

         The foregoing representations, warranties and agreements, are made for the benefit of, and may be relied upon by you, MSH and respective counsel.

         The authority conferred in this Custody Letter shall not be affected by and shall survive, the undersigned's death or incapacity, and any obligation the undersigned may have hereunder shall be binding upon the undersigned's successors, assigns, heirs, administrators, trustees in bankruptcy and personal and legal representatives. THE UNDERSIGNED ACKNOWLEDGES THAT THE PLACEMENT OF THE SHARES INTO CUSTODY WITH YOU AND ALL ELECTIONS AND INSTRUCTIONS MADE OR GIVEN BY THE UNDERSIGNED HEREIN ARE IRREVOCABLE UNLESS THE PLAN OF RECAPITALIZATION IS NOT IMPLEMENTED ON OR BEFORE FEBRUARY 28, 1997.

         The Custody Letter shall be governed by the laws of the State of Alabama, without regard to principles of conflicts of laws.

         Please acknowledge your acceptance hereof as custodian, and receipt of the certificate(s) deposited with you hereunder, by executing and returning the enclosed copy hereof to the undersigned.

         Please acknowledge your acceptance hereof as custodian, and receipt of the certificate(s) deposited with you hereunder, by executing and returning the enclosed copy hereof to David P. Tomick, Chief Financial Officer, MSH Security Holdings, Inc., 950 North 22nd Street, Suite 800, Birmingham, Alabama, 35203.

         Dated:                                      Stockholder:
               -----------------------------

Print Address:                                       ---------------------------




--------------------------------------------


--------------------------------------------


--------------------------------------------

Taxpayer I.D.#:
               -----------------------------

Telephone Number:
                 ---------------------------

                               MANNER OF PAYMENT


Instruction: Indicate how you wish to receive payment for the Class A Redeemable Preferred Stock redeemed pursuant to the Plan of Recapitalization. Please note that if you hold securities that are held by a corporation or other association or in the name of a trust, payment will be made only to the corporation or other association or trust. A wire transfer can be made only to an account standing in exactly the same name as the person or entity, including trusts, corporations or other associations, holding the securities being redeemed.

         I request that payment of the net proceeds from the redemption of the Class A Redeemable Preferred Stock be made in the following manner (CHECK ONE):

1.       (         )      CHECK made payable to:
          ---------


                          -----------------------------------------

                          to be sent to the following address:


                          -----------------------------------------



                          -----------------------------------------

                          Phone
                                  ---------------------------------

                          Please send by (check one):

         (         )      First Class Mail
          ---------
         (         )      Federal Express
          ---------
                                   Federal Express Account Number:


                                   --------------------------------


2.       (         )      WIRE TRANSFER to the following account:
          ---------
                          Account No.
                                     ------------------------------
                          Bank
                              --------------------------------------
                                           (Name)


                          -----------------------------------------

                          -----------------------------------------

                          -----------------------------------------
                                           (Address)
                          ABA No.
                                 ----------------------------------
                          Phone (        )
                                 ----------------------------------

3.       (         )      OTHER (please specify):
          ---------

                          -----------------------------------------

                          -----------------------------------------

                          -----------------------------------------

                     CUSTODIAN'S ACKNOWLEDGMENT AND RECEIPT

         SunTrust Bank, Atlanta, as Custodian, acknowledges acceptance of the duties of the custodian under the foregoing Letter of Transmittal and Custody Agreement and receipt of the certificate(s) referred to therein.


         Dated:________________, 1996.


                                                SUNTRUST BANK, ATLANTA


                                                By:
                                                   ----------------------------

                                                Its:
                                                    ---------------------------

                                                                       Exhibit C

                                FOURTH RESTATED
                        CERTIFICATE OF INCORPORATION OF
                         MASADA SECURITY HOLDINGS, INC.

         Masada Security Holdings, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law,

DOES HEREBY CERTIFY:

         That Masada Security Holdings, Inc. was originally incorporated under the name Masada Security, Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on January 28, 1993;

         That the Board of Directors of Masada Security Holdings, Inc., by unanimous written consent, duly adopted resolutions setting forth the Fourth Restated Certificate of Incorporation of the corporation, which would restate and integrate and further amend the provisions of the Certificate of Incorporation of the corporation, declaring that adoption of said Fourth Restated Certificate of Incorporation to be advisable and in the best interest of said corporation, and declaring that said Fourth Restated Certificate of Incorporation be considered by the stockholders of said corporation at a meeting of stockholders of said corporation called for that purpose;

         That the stockholders of Masada Security Holdings, Inc., by unanimous written consent, adopted and approved the said Fourth Restated Certificate of Incorporation in accordance with the provisions of Section 228 of the Delaware General Corporation Law;

         That said Fourth Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law;

         That the capital of Masada Security Holdings, Inc. shall not be reduced under or by reason of said Fourth Restated Certificate of Incorporation; and,

         That the text of the Fourth Restated Certificate of Incorporation of Masada Security Holdings, Inc. is hereby restated and integrated and is further amended to read in its entirety as follows:

         1.      NAME.  The name of the Corporation is Masada Security
Holdings, Inc.

         2. DURATION. The period of duration of the Corporation shall be perpetual.

         3. PURPOSES. The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, and to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         4.      CAPITAL STOCK.

         (a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 20,000,000 shares, consisting of 15,000,000 shares of Common Stock, par value

$.01 per share (the "Common Stock"), and 5,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock").

         (b) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more classes or series as may be determined from time to time by the board of directors of the Corporation, each such class or series to be distinctly designated. Except in respect of the particulars fixed by the board of directors for classes or series provided for by the board of directors as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock so designated by the board of directors shall be alike in every particular except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting rights, if any, of each such class or series and the preferences and relative, participating, optional and other special rights of each such class or series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding; and the board of directors of the Corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular class or series of Preferred Stock so designated by the board of directors, the voting powers of stock of such class or series, if any, and the designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions of such class or series, including, but without limiting the generality of the foregoing, the following:

                 (1) The distinctive designation of, and the number of shares of Preferred Stock, which shall constitute such class or series, and such number may be increased (except where otherwise provided by the board of directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the board of directors;

                 (2) The rate and time at which, and the terms and conditions upon which, dividends, if any, on Preferred Stock of such class or series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;

                 (3) The right, if any, of the holders of Preferred Stock of such class or series to convert the same into, or exchange the same for shares of any other class or classes or of any series of the same or any other class or classes of stock and the terms and conditions of such conversion or exchange;

                 (4) Whether or not Preferred Stock of such class or series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, Preferred Stock of such class or series may be redeemed;

                 (5) The rights, if any, of the holders of Preferred Stock of such class or series upon the voluntary or involuntary liquidation of the Corporation;

                 (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such class or series; and

                 (7) The voting powers, if any, of the holders of Preferred Stock of such class or series.

         (c) Issuance of Securities. Except as otherwise provided in this Restated Certificate of Incorporation, the board of directors shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of stock of the Corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class) as the board of directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value (unless issued as such a dividend or distribution or in connection with such a split or combination) shall not be less than such par value. Shares so issued shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.

         (d) Voting. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him. The term "Voting Stock" shall mean all stock of the Corporation which by its terms may be voted on all matters submitted to the stockholders of the Corporation.

         (e) Exchange, Reclassification or Cancellation of Stock. Each issued and outstanding share of the previously authorized Class A preferred stock of the Corporation has been redeemed and canceled, each issued and outstanding share of the previously authorized Class B convertible preferred stock of the Corporation has been converted into shares of previously authorized Class B common stock of the Corporation, and each issued and outstanding share of previously authorized Class C convertible preferred stock of the Corporation has been converted into shares of previously authorized Class C common stock of the Corporation. Effective upon the filing of this Restated Certificate of Incorporation, (i) each issued and outstanding share of the previously authorized Class A common stock, Class B common stock and Class C common stock of the Corporation shall be exchanged for 3.0 shares of the Common Stock and (ii) all shares of previously authorized Class A common stock, Class B common stock, Class C common stock, Class A preferred stock, Class B convertible preferred stock and Class C convertible preferred stock of the Corporation not outstanding shall be canceled.

         5. INITIAL REGISTERED OFFICE AND AGENT. The location and mailing address of the initial registered office of the Corporation, and the name of its initial registered agent at such address are as follows: The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         6.      BOARD OF DIRECTORS.

         (a) Number. The number of directors which shall constitute the whole board of directors shall be as determined from time to time by resolution adopted by the affirmative vote of a majority of the board of directors, but shall not be less than seven (7) nor more than ten (10) directors; provided that until otherwise determined by the board of directors in accordance herewith, the number of directors shall be nine (9); provided further that the number of directors shall not be decreased if such decrease would have the effect of shortening the term of an incumbent director.

         (b) Election. The directors comprising the board of directors shall be and is divided into three classes, Class I, Class II and Class III, each class to be as nearly equal in number as possible. If the number of directors is not evenly divisible by three (3), one additional director shall be allocated to Class III and, if necessary, to Class II. Each director shall serve for a term ending on the date of the third annual meeting of the Corporation's stockholders following the annual meeting at which such director was elected; provided, however, that each director elected in Class I at the 1996 annual meeting, or by consent in lieu thereof, shall serve for a term ending on the date of the 1997 annual meeting, each director elected in Class II at the 1996 annual meeting shall serve for a term ending on the date of the 1998 annual meeting, and each director elected in Class III at the 1996 annual meeting shall serve for a term ending on the date of the 1999 annual meeting, or at such later date as any director's successor is elected and qualified, subject to his earlier death, resignation or removal from office.

         (c) Powers. Except as may be otherwise provided by law or in this Restated Certificate of Incorporation, all corporate powers of the Corporation shall be exercised by or under authority of, and the business and affairs of the Corporation shall be managed under the direction of, the board of directors. In furtherance and not in limitation of the powers conferred by statute, the board of directors shall have the following powers:

         (1) To determine whether any, and if any, part of any accumulated profits, earned surplus, paid-in surplus or surplus arising from reduction of stated capital legally available for the payment of dividends shall be declared and paid as dividends; to determine the date or dates for the declaration and payment of dividends; and to direct and determine the use and disposition of any surplus or net profits over and above the capital stock paid in;

         (2) To take any action required or permitted to be taken by the board of directors at a meeting without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors.

         (3) To ratify and approve any action taken by or on behalf of the Corporation's employees, agents, officers, directors or any other party, and, upon such ratification and approval, any such actions so taken shall be effective for and as the act of the Corporation as though such act had been adopted and approved by the board of directors at the time such action was taken.

The Corporation may, in its ByLaws, confer powers upon its board of directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon directors by statute.

         (d) Conflicts of Interest. No contract or other transaction between the Corporation and one or more of its directors, or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors which authorizes, approves or ratifies such contract or transaction, if the contract or transaction is fair and reasonable to the Corporation and if the fact of such relationship or interest is disclosed to the board of directors which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors.

         (e) Removal. The stockholders shall not have the right to remove any one or all of the directors prior to the end of his or their term of office except by the affirmative vote of the holders of at least sixty-seven percent (67%) of the votes entitled to be cast by the holders of Voting Stock voting together as a single class.

         7. BYLAWS. The power to make, alter, amend or repeal ("Amend") the ByLaws shall be vested in the board of directors and the stockholders. The board of directors may Amend the Bylaws by the affirmative vote of a majority of the directors. The stockholders may Amend the Bylaws only upon the affirmative vote of the holders of at least sixty-seven percent (67%) of the votes entitled to be cast by the holders of all outstanding shares of the Voting Stock, voting together as a single class.

         8.      INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS.

         (a) The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, manager or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, manager or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraph (a) or (b) of this
Article 8, or in defense or any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d)     Any indemnification under subparagraph (a) or (b) of this
Article 8 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subparagraph (a) or
(b) of this Article 8. Such determination shall be made (i) by a majority vote of the directors of the Corporation who are not parties to such action, suit or proceeding, even though less than a quorum of the board of directors, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 8. Such expenses (including attorneys' fees) incurred by other employees and agents may also be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 8 shall not be deemed exclusive of and shall be in addition to any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, manager or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article 8 or by statute.

         (h) For purposes of this Article 8, references to the "Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, manager or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall stand in the same position under this Article 8 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this Article 8, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article 8.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 8 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         9. WAIVER OF PERSONAL LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Neither the repeal or modification of this Article 9 nor the adoption of any provisions of this Restated Certificate of Incorporation inconsistent with this Article 9 shall adversely affect the rights of any director of the Corporation with respect to any matter occurring, or any cause of action, suit or claim that, but for this Article 9, would accrue or arise, prior to such repeal, modification or adoption of an inconsistent provision.

         10. SUBSEQUENTLY ADOPTED CORPORATION LAWS. Any and every statute of the State of Delaware hereinafter enacted whereby the rights, powers and privileges of the stockholders of corporations organized under the general laws of the State of Delaware are increased, diminished or in any way affected shall apply to this Corporation and to every stockholder thereof, to the same extent as if such statute had been in force at the date of the making and filing of this Restated Certificate of Incorporation.

         11. AMENDMENT. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Restated Certificate of Incorporation or the ByLaws), the affirmative vote of the holders of at least sixty-seven percent (67%) of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock, voting together as a single class, shall be required to amend
Article 6(b), Article 7 or Article 11 of this Restated Certificate of Incorporation or to adopt any provision inconsistent with Article 6(b), Article 7 or Article 11 of this Restated Certificate of Incorporation.


         IN WITNESS WHEREOF, Masada Security Holdings, Inc. has caused this Restated Certificate of Incorporation to be signed by its ________ President and attested to by its _________Secretary on this the _____ day of __________, 1996.


                                              ----------------------------------

                                              ----------------------------------

                                              ------------------President

Attest:


---------------------------------

---------------------------------

----------------Secretary

                                                                       Exhibit D

                              AMENDED AND RESTATED
                                DELAWARE BYLAWS
                                       OF
                         MASADA SECURITY HOLDINGS, INC.

                                    * * * *

                                   ARTICLE I
                                    OFFICES

         Section 1. The registered office of Masada Security Holding, Inc. ("Corporation") shall be in the City of Wilmington, County of Newcastle, State of Delaware.

         Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETING OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders, commencing with the year 1993, shall be held on the last day of May if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty
(60) days before the date of the meeting, to each Stockholder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 10. No proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

                                  ARTICLE III
                                   DIRECTORS

         Section 1. The directors shall be elected at the annual meeting of the stockholders in the manner provided in the Certificate of Incorporation. Except as provided in the Certificate of Incorporation, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled as provided in the Certificate of Incorporation and any directors so chosen to fill a vacancy shall hold office for the remainder of the term and until their successors are duly elected and shall qualify, unless sooner displaced. Any directors so chosen to fill a newly created directorship shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any Stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

         Section 3. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these ByLaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

         Section 6. Special meetings of the board may be called by or at the request of the Chairman of the Board and shall be called by the Chairman of the Board at the request of at least three (3) of the directors then serving on the Board of Directors.

         Section 7. Notice of any special meeting shall be given at least three (3) days previously thereto of written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. Mail, so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. Any attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither business to be transacted, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 8. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

         Section 9. Unless otherwise restricted by the Certificate of Incorporation or these ByLaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 10. Unless otherwise restricted by the Certificate of Incorporation or these ByLaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 11. In the event of a vacancy occurring in the Board of Directors, whether as a result of a creation of a new directorship pursuant to Paragraph 6(a) of the Certificate of Incorporation or the death, resignation, retirement, disqualification or removal of a director, the Nominating Committee, pursuant to Article IV, Section 2, of these By-Laws, shall propose to the remaining directors a slate of candidates for the vacant position.

                           COMPENSATION OF DIRECTORS

         Section 12. The directors elected by stockholders of the Corporation as provided in the Certificate of Incorporation shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors. The directors shall be compensated for serving as directors and as members of special or standing committees of the Board of Directors in such amounts as determined by the Board of Directors.

                                   ARTICLE IV
                            COMMITTEES OF DIRECTORS

         Section 1.

                 (a) The Board of Directors may create an Executive Committee of the Board of Directors to be comprised of at least three (3) directors appointed by a majority of the Board of Directors. The Executive Committee shall be appointed at any meeting of the Board of Directors held after the annual meeting of stockholders. Each member of the Executive Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next following his election and until his successor member of the Executive Committee is elected and qualified, or until his death, resignation or removal, or until he shall cease to be a director.

                 (b) During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, or any resolution of the Board of Directors concerning the establishment or membership of the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to matters required by law to be passed upon by the full Board.

                 (c) The Executive Committee shall meet from time to time on call of the Chairman. Meetings of the Executive Committee may be held at such place or places, within or without the State of Delaware, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken.

  (d)      The Executive Committee shall act by majority vote of its members.

         Section 2.

                 (a) There is hereby created a Nominating Committee of the Board of Directors to be comprised of at least three (3) directors appointed by a majority of the Board of Directors. The Nominating Committee shall be appointed at the first meeting of the Board of Directors following the annual meeting of the stockholders. Each member of the Nominating Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next following his election and until his successor member of the Nominating Committee is elected and qualified, or until his death, resignation, or removal, or until he shall cease to be a director.

                 (b) The Nominating Committee so appointed will be authorized to field a slate of candidates for positions on the Board of Directors becoming vacant at the next annual meeting of the stockholders of the Corporation or becoming vacant as a result of a vacancy on the Board of Directors. The Nominating Committee so appointed shall be further authorized to field a slate of candidates for positions as officers of the Corporation becoming vacant at the next annual meeting of the Board of Directors of the Corporation or becoming vacant as a result of a vacancy in such officer's position.

                 (c) The Nominating Committee shall meet from time to time on call of the Chairman. Meetings of the Nominating Committee may be held at such place or places, within or without the State of Delaware, as the Nominating Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Nominating Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken.

                 (d) The Nominating Committee shall act by a majority vote of its members.

         Section 3.

                 (a) There is hereby created a Audit Committee of the Board of Directors to be comprised of at least three (3) directors appointed by a majority of the Board of Directors. The Audit Committee shall be appointed at the first meeting of the Board of Directors following the annual meeting of the stockholders. Each member of the Audit Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next following his election and until his successor member of the Audit Committee is elected and qualified, or until his death, resignation, or removal, or until he shall cease to be a director.

                 (b) The Audit Committee so appointed will be authorized to recommend to the Board of Directors each year the appointment of independent public accountants to audit the books, records, and accounts of the Corporation, to discuss with the independent accountants the plan and scope of their examination of the books and records of the Corporation and review the results thereof prior to publication, to review all recommendations made by the independent accountants regarding accounting methods used and the system of internal controls utilized by the Corporation and advise the Board of Directors with respect thereto, to evaluate the independence of the independent auditors by reviewing, prior to rendition, the plan for and scope of non-audit services and the cost thereof proposed to be rendered by the independent auditors, to review with the Corporation's financial officers and internal auditor the scope and adequacy of the Corporation's internal controls and staff and the results of the internal audit investigations, and to perform such other functions and duties and render such reports as may be from time to time prescribed by the Board of Directors.

                 (c) The Audit Committee shall meet from time to time on call of the Chairman. Meetings of the Audit Committee may be held at such place or places, within or without the State of Delaware, as the Audit Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Audit Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken.

                 (d) The Audit Committee shall act by a majority vote of its members.

         Section 4.

                 (a) There is hereby created a Compensation Committee of the Board of Directors to be comprised of at least three (3) directors appointed by a majority of the Board of Directors, one of whom shall be designated by the Board of Directors as Chairman of the Compensation Committee. The Compensation Committee shall be appointed at the first meeting of the Board of Directors following the annual meeting of the shareholders. Each member of the Compensation Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next following his election and until his successor member of the Compensation Committee is elected and qualified, or until his death, resignation, or removal, or until he shall cease to be a director.

                 (b) The Compensation Committee so appointed will be authorized to recommend to the Board of Directors from time to time the compensation to be made to all officers, directors and committee members (hereinafter "Executive Compensation") of the Corporation. The Executive Compensation policy of the Compensation Committee is to offer competitive salaries in comparison to market prices. The compensation may include but is not limited to salary, bonus, stock options, stock appreciation rights, restricted stock awards, other annual compensation, and any mixture thereof as the Compensation Committee deems appropriate in light of the performance of the Corporation. The Compensation Committee is to determine Executive Compensation based on individual performance and responsibility, the average of comparable executive salaries in other bank holding companies of comparable size, and other factors which the Compensation Committee deems relevant to the determination of Executive Compensation. In comparing the Corporation's Executive Compensation with comparable companies, the Compensation Committee may use any published survey of bank holding companies deemed reliable by the Compensation Committee. In analyzing the surveys, the Compensation Committee may take into consideration ratios that provide a correlation between the salaries of various executive positions and the total assets and total gross revenues of the companies in the survey as well as other ratios that the Compensation Committee deems relevant to the determination of Executive Compensation.

                 (c) The Compensation Committee shall meet from time to time on call of its Chairman. Meetings of the Compensation Committee may be held at such place or places, within or without the State of Delaware, as the Compensation Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Compensation Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken.

                 (d) The Compensation Committee shall act by a majority vote of its members.

         Section 5. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more additional committees, each committee to consist of three or more of the directors of the Corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors.


                                   ARTICLE V
                                    NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these ByLaws, notice is required to be given to any director or Stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or Stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these ByLaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VI
                                    OFFICERS

         Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board of Directors, a President, an Executive Vice-President or a Vice-President, a Secretary and a Treasurer. The Board of Directors may also choose additional Executive Vice-Presidents or Vice-Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these ByLaws otherwise provide.

         Section 2. The officers of the Corporation shall be elected annually by the Board of Directors at the regular meetings of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. The Board of Directors at any meeting may appoint agents and employees to serve for such time and to have such duties and authority as the Board of Directors may determine. All agents and employees of the Corporation not appointed by the Board of Directors may be appointed by the

Chairman of the Board, or by persons authorized by him to do so, to serve for such time and to have such duties as the appointing authority may determine.

         Section 3. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, at any time, by the affirmative vote of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract right in favor of such officer or agent.

         Section 4. Vacancies occurring in any office filled by the Board of Directors because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term. A vacancy in any other office for any reason shall be filled by the Board of Directors or any superior officer to whom authority in the premises may have been delegated by these By-Laws or by resolution of the Board of Directors.

         Section 5. The Chairman of the Board of Directors shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the Corporation. He shall, when present, preside at all meetings of the stockholders and of the Board of Directors. He may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 6. The President of the Corporation, subject to the control of the Board of Directors and the Chairman of the Board, shall in general supervise and control the day to day business and affairs of the Corporation. The President shall, in the absence of the Chairman of the Board of Directors, preside at all meetings of the stockholders and of the Board of Directors. He may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officers or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 7. In the absence of the President or in the event of his death, inability or refusal to act, the Executive Vice President (or in the event there be more than one Executive Vice President, the Executive Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Executive Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and perform such other duties as from time to time may be assigned to him by the Chairman of the Board, by the President, or by the Board of Directors.

         Section 8. In the absence of the President and the Executive Vice President(s) (if any) or in the event of his and their death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board, by the President, or by the Board of Directors.

         Section 9. The Secretary shall: (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the Chairman of the Board, President, an Executive Vice President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board, by the President, or by the Board of Directors.

         Section 10. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; and (c) in general perform all of the duties as from time to time may be assigned to him by the Chairman of the Board, by the President, or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         Section 11. The Assistant Treasurers shall perform the duties of the Treasurer during his absence or incapacity. The Assistant Secretaries shall perform the duties of the Secretary during his absence or incapacity. The Assistant Secretaries may sign with the Chairman of the Board, the President, an Executive Vice President, or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board, by the President, or by the Board of Directors.

         Section 12. The salaries of the officers shall be fixed from time to time by the Board of Directors upon recommendation by the Compensation Committee of the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                  ARTICLE VII
                            CERTIFICATES FOR SHARES

         Section 1. The shares of the Corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the Corporation by the Chairman of the Board or the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

         Upon the face or back of each stock certificate issued to represent any partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

         If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights or each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the Certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions or such preferences and/or rights.

         Section 2. Where a certificate is countersigned (l) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                               LOST CERTIFICATES

         Section 3. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertified shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFER OF STOCK

         Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

                               FIXING RECORD DATE

         Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                            REGISTERED STOCKHOLDERS

         Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VIII
                         GENERAL PROVISIONS, DIVIDENDS

         Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

         Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                  FISCAL YEAR

         Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

         Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.